Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
To the Board of Directors and Shareholders of
Breeze-Eastern Corporation
We consent to the incorporation by reference in the Annual Report on Form 10-K of our report dated May 15, 2008, relating to the consolidated financial statements and financial statement schedule of Breeze-Eastern Corporation, and management’s report on internal control over financial reporting for the year ended March 31, 2008.
/s/ MARGOLIS & COMPANY P.C.
Bala Cynwyd, PA
June 4, 2008